Exhibit (i)

August 28, 2019

Board of Trustees of IndexIQ ETF Trust

51 Madison Avenue

New York, NY 10010

Re:	IndexIQ ETF Trust (Registration Nos. 333-152915 and 811-22227) with respect to its series (each a “Fund”, and collectively, the “Funds”) listed on Exhibit A attached hereto

Ladies and Gentlemen:

We have acted as counsel for IndexIQ ETF Trust, a Delaware statutory trust (the “Trust”), in connection with the Trust’s filing on August 28, 2019 with the Securities and Exchange Commission (the “Commission”) of its Post-Effective Amendments No. 186 under the Securities Act of 1933 (the “1933 Act”) (File No. 333-152915) and its Amendment No. 188 under the Investment Company Act of 1940 (File No. 811-22227), respectively, to its Registration Statement on Form N-1A (as amended, the “Registration Statement”) relating to the issuance and sale by the Trust of an unlimited number of authorized shares of the Funds (the “Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Trust's Declaration of Trust, as amended to date, (c) the Trust's By-laws, as amended to date, (d) resolutions of the Board of Trustees of the Trust related to the Shares and the Fund; and (e) such other instruments, documents, statements and records of the Trust and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

Based upon the foregoing, we are of the opinion that the Shares proposed to be offered and sold pursuant to the Registration Statement, when Post-Effective Amendment No. 186 and Amendment No. 188 becomes effective pursuant to the rules and regulations of the Commission, will have been validly authorized and, when sold in accordance with the terms of the Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Trust.

August 28, 2019

This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is limited to the Delaware statutory trust laws governing matters such as the authorization and issuance of the Shares, and we do not express any opinion concerning any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Commission, and to the use of our name in the Registration Statement under the caption “General Information” in the prospectus that is a part thereof and under the caption “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information that is a part thereof and in any revised or amended versions thereof. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, as amended, and the rules and regulations thereunder.

Respectfully submitted,

/s/ Chapman and Cutler LLP

Chapman and Cutler LLP

August 28, 2019

EXHIBIT A

IQ Hedge Multi-Strategy Tracker ETF

IQ Hedge Macro Tracker ETF

IQ Hedge Market Neutral Tracker ETF

IQ Hedge Long/Short Tracker ETF

IQ Hedge Event-Driven Tracker ETF

IQ Real Return ETF

IQ Leaders GTAA Tracker ETF

IQ Enhanced Core Bond U.S. ETF

IQ Enhanced Core Plus Bond U.S. ETF

IQ Merger Arbitrage ETF

IQ Global Resources ETF

IQ Global Agribusiness Small Cap ETF

IQ U.S. Real Estate Small Cap ETF

IQ Chaikin U.S. Dividend Achievers ETF

IQ Chaikin U.S. Large Cap ETF

IQ Chaikin U.S. Small Cap ETF

IQ 50 Percent Hedged FTSE International ETF

IQ 50 Percent Hedged FTSE Europe ETF

IQ 50 Percent Hedged FTSE Japan ETF

IQ Candriam SRI U.S. Equity ETF

IQ Candriam SRI World Equity ETF

IQ Candriam SRI International Equity ETF

IQ Candriam SRI European Equity ETF

IQ Candriam SRI Asia Pacific Equity

IQ S&P HIGH YIELD LOW VOLATILITY BOND ETF

IQ S&P U.S. PREFERRED STOCK LOW VOLATILITY HIGH DIVIDEND ETF

IQ 500 INTERNATIONAL ETF

IQ 500 ETF

IQ SHORT DURATION ENHANCED CORE BOND U.S. ETF